                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.3


           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Combined Financial Information                  P-2
Unaudited Pro Forma Combined Statement of Operations                P-3
Notes to Unaudited Pro Forma Combined Statement of Operations       P-4
Unaudited Pro Forma Combined Balance Sheet                          P-6
Notes to Unaudited Pro Forma Combined Balance Sheet                 P-7

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined financial information is based on our historical financial statements, adjusted to give effect to the following:

         -        our acquisition of Valtra;
         - the refinancing of our existing $350.0 million revolving credit facility with a new $300.0 million revolving credit facility and a new $450.0 million term loan facility, which occurred on January 5, 2004;
         - interim bridge financing of approximately $100.0 million, which occurred on January 5, 2004; and
         - the issuance of $201.3 million 1 3/4% convertible senior subordinated notes issued on December 23, 2003.

         The pro forma combined statement of operations data for the year ended December 31, 2003 gives effect to the above transactions as if the transactions occurred as of January 1, 2003. The pro forma combined balance sheet data gives effect to the above transactions as if the transactions had occurred on December 31, 2003. The pro forma combined balance sheet has been presented with separate subtotals to show the effect of the Valtra acquisition and the borrowings under the bridge financing as well as the new revolving credit and term loan facilities. The pro forma combined statement of operations has been presented with separate subtotals to show the effect of the Valtra acquisition and the borrowings under the bridge financing as well as the new revolving credit facility, term loan facility and convertible senior subordinated notes.

         The pro forma adjustments are described in the accompanying notes and are based on available information and assumptions that our management believes are reasonable. The pro forma financial statements do not purport to represent our results of operations or financial position for any future period or as of any date. The pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our Annual Report on Form 10-K for the year ended December 31, 2003, and Valtra's historical combined financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in this document.

         The Valtra acquisition will be accounted for in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and accordingly, we will allocate the purchase price to the assets acquired and liabilities assumed based on their respective fair values as of the closing of the acquisition which will be determined based on valuations and other studies that are currently in process. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma combined financial information based on estimates and preliminary results of valuations and studies performed to date. The actual allocation of the purchase price and the resulting effect on income from operations may differ materially from the pro forma amounts included herein. Except as explained in the notes to the Unaudited Pro Forma Combined Balance Sheet, we have assumed that the current recorded book value of Valtra's assets and liabilities approximate their fair value. Once we can further analyze Valtra's detailed asset records, we will make an allocation of the purchase price to these assets based on detailed valuations, which may change the amounts of currently recorded book values of Valtra's assets and liabilities thereby changing the amount of goodwill reflected in these pro forma financial statements. In addition, we will review the estimated remaining lives of the assets, which may affect the resulting depreciation and amortization relating to these assets, and accordingly, may affect net income and the pro forma results of operations included herein.

         During 2002, Kone Corporation acquired Partek Corporation, which included Valtra. Under Finnish GAAP, Kone was not required to push down goodwill to the Valtra businesses acquired, nor was it required to record the fair values of intangible assets acquired. As part of the conversion to US GAAP, the combined financial statements of the Valtra Group were modified to reflect the new basis for accounting established for the acquired assets and liabilities based upon the fair values at August 1, 2002 in accordance with SFAS No. 141.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           Pro Forma           Pro Forma
                                                                           Acquisition         Financing        Pro Forma
                                                   AGCO        Valtra      Adjustments        Adjustments        Combined
                                                 --------     --------     -----------        -----------       ---------
Net sales                                        $3,495.3     $  962.4      $  (11.5)(3)        $    --          $4,446.2
Cost of goods sold                                2,878.9        789.8           0.1 (1)             --           3,662.3
                                                                                (1.2)(2)
                                                                               (11.5)(3)
                                                                                 4.3 (5)
                                                                                 3.4 (7)
                                                                                (1.5)(8)
                                                 --------     --------      --------            -------          --------
   Gross profit                                     616.4        172.6          (5.1)                --             783.9

Selling, general and administrative expenses        331.6        101.4           1.2 (2)             --             428.2
                                                                                (0.1)(4)
                                                                                (4.3)(5)
                                                                                (1.6)(8)
Engineering expenses                                 71.4         19.6          (0.7)(8)             --              90.3
Restricted stock compensation expense                 0.6           --            --                 --               0.6

Restructuring and other infrequent expenses          27.6           --           0.1 (4)             --              27.7
Amortization of intangibles                           1.7         13.0          (0.1)(9)             --              14.6
                                                 --------     --------      --------            -------          --------

     Income from operations                         183.5         38.6           0.4                 --             222.5

Interest expense, net                                60.0          2.6            --               34.8 (11)         97.4
Other expense, net                                   25.2          1.7          (0.1)(1)             --              26.8
                                                 --------     --------      --------            -------          --------


Income before income taxes and equity in
    net earnings of affiliates                       98.3         34.3           0.5              (34.8)             98.3
Income tax provision (benefit)                       41.3         53.1         (38.6)(6)          (12.2)(12)         43.8
                                                                                 0.2 (10)
                                                 --------     --------      --------            -------          --------

Income (loss) before equity in net earnings of
   affiliates                                        57.0        (18.8)         38.9              (22.6)             54.5

Equity in net earnings of affiliates                 17.4          0.1            --                 --              17.5
                                                 --------     --------      --------            -------          --------

Net income (loss)                                $   74.4     $  (18.7)     $   38.9            $ (22.6)         $   72.0
                                                 ========     ========      ========            =======          ========
Net income per common share:
   Basic                                         $   0.99                                                        $   0.96
                                                 ========                                                        ========
   Diluted                                       $   0.98                                                        $   0.95
                                                 ========                                                        ========
Weighted average number of common and
   common equivalent shares outstanding:
     Basic                                           75.2                                                            75.2
                                                 ========                                                        ========
     Diluted                                         75.6                                                            75.6
                                                 ========                                                        ========



       See Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(1) To reclassify Valtra's exchange gains and losses on purchases and sales from cost of goods sold to other expense, net to conform with our presentation.
(2) To reclassify Valtra's bad debt expense from cost of goods sold to selling, general and administrative expenses to conform with our presentation.
(3) To eliminate sales and purchases between Valtra and AGCO during the year.
(4) To reclassify restructuring expenses from selling, general and administrative expenses to restructuring and other infrequent expenses to conform with our presentation.
(5) To reclassify shipping and handling costs from selling, general and administrative expenses to cost of goods sold to conform to our presentation.
(6) To eliminate the reversal of a deferred tax asset associated with the sale of Valtra's Brazilian operations internally within Kone Corporation.
(7) To reflect the non-recurring charge resulting from the write-up of inventories to their estimated fair value. See Note 4 to the Unaudited Pro Forma Combined Balance Sheet.
(8) To reflect the change in depreciation expense from adjusting certain property, plant and equipment to estimated fair market value.
(9) To reflect the change in the amortization of certain identifiable intangible assets resulting from the preliminary purchase price allocation of the net assets acquired in the acquisition assuming the following estimated fair values (in millions) and amortization periods (see Note 6 to the Unaudited Pro Forma Combined Balance Sheet):


                  Technology and know-how          $   46.7       3 to 7 years
                  Tradenames                            1.0       10 years
                  Trademarks                           36.9       indefinite
                  Dealer Network                       56.2       10 years
                  Customer relationships               16.1       10 years
                                                   --------
                                                   $  156.9
                                                   ========


(10) To reflect an income tax provision for the net pro forma acquisition adjustments.
(11) To adjust interest expense in connection with the issuance of the 1 3/4% convertible senior subordinated notes, the bridge loan financing, and the new revolving credit and term loan facilities as follows (in millions):


          Elimination of historical interest expense on the revolving credit
              facility at a weighted average borrowing rate of 4.4%                      $(11.1)
          Elimination of amortization of revolving credit facility deferred
              financing costs                                                              (1.7)
          Elimination of amortization of bridge loan deferred commitment fee
              financing costs                                                              (2.0)
          Interest resulting from new revolving credit facility at a weighted
              average borrowing rate of 3.5%                                               11.6
          Interest resulting from new term loan facility at a weighted average
              borrowing rate of 3.8%                                                       17.2
          Interest resulting from 1 3/4% convertible senior subordinated notes              3.5
          Interest resulting from bridge loan facility at a weighted average
              borrowing rate of 8.375%                                                      8.4
          Amortization of the estimated deferred financing costs associated with the term loan facility and the 1 3/4% convertible senior subordinated
              notes                                                                         2.6
          Amortization of the estimated deferred financing costs associated with
              the bridge loan financing                                                     4.1
          Amortization of the estimated deferred financing costs associated with the new revolving credit facility. The pro forma adjustment excludes the write-off of unamortized debt issuance costs related to the existing revolving credit facility of approximately $0.5 million as of December 31, 2003, which was recorded upon the
              closing of the new revolving credit facility                                  2.2
                                                                                         ------
                                                                                         $ 34.8
                                                                                         ======

(12) To reflect an income tax provision for the net pro forma adjustments related to the issuance of the 1 3/4% convertible senior subordinated notes, the bridge loan financing, and the new revolving credit and term loan facilities.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2003
                                  (IN MILLIONS)

                                                                                      Pro Forma       Pro Forma
                                                                                     Acquisition      Financing         Pro Forma
                                                           AGCO        Valtra(1)     Adjustments     Adjustments         Combined
                                                         --------      --------      -----------     -----------        ---------
ASSETS
Current Assets:
     Cash and cash equivalents                           $  147.0      $  159.2      $ (159.2)(3)     $     --           $     --
                                                                                       (147.0)(9)
     Accounts and notes receivable, net                     553.6         295.9          (3.2)(2)           --              706.9
                                                                                       (139.4)(3)
     Inventories, net                                       803.6         149.1           3.7 (4)           --              956.4
     Other current assets                                   180.3          13.1            --               --              193.4
                                                         --------      --------      --------         --------           --------

         Total current assets                             1,684.5         617.3        (445.1)              --            1,856.7

Property, plant and equipment, net                          434.2         178.6          (7.3)(5)           --              605.5
Investment in affiliates                                     91.6           2.0            --               --               93.6
Deferred tax assets                                         147.5            --            --               --              147.5
Other assets                                                 63.8           0.4            --             14.8 (11)          79.0
Intangible assets, net                                      417.8         200.9         296.7 (6)(9)        --              915.4
                                                         --------      --------      --------         --------           --------

         Total assets                                    $2,839.4      $  999.2      $ (155.7)        $   14.8           $3,697.7
                                                         ========      ========      ========         ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                    $  393.2      $   74.8      $   (3.2)(2)     $     --           $  464.8
     Accrued expenses                                       490.2         101.4            --               --              591.6
     Other current liabilities                               45.7         298.0        (280.1)(3)(7)        --               79.3
                                                                                         15.7 (9)
                                                         --------      --------      --------         --------           --------

         Total current liabilities                          929.1         474.2        (267.6)              --            1,135.7

Long-term debt                                              711.1           0.9         617.0 (10)        15.3 (11)       1,344.3
Pensions and postretirement health care benefits            197.5          19.0            --               --              216.5
Other noncurrent liabilities                                 95.6            --            --               --               95.6
                                                         --------      --------      --------         --------           --------

         Total liabilities                                1,933.3         494.1         349.4             15.3            2,792.1

Stockholders' Equity:
     Common stock                                             0.8          54.9         (54.9)(8)           --                0.8
     Additional paid-in capital                             590.3          34.0         (34.0)(8)           --              590.3
     Retained earnings                                      635.0         530.3        (530.3)(8)         (0.5)(12)         634.5
     Unearned compensation                                   (0.5)           --            --               --               (0.5)
     Accumulated other comprehensive loss                  (319.5)       (114.1)        114.1 (8)           --             (319.5)
                                                         --------      --------      --------         --------           --------

         Total stockholders' equity                         906.1         505.1        (505.1)            (0.5)             905.6
                                                         --------      --------      -------          --------           --------
         Total liabilities and stockholders' equity      $2,839.4      $  999.2      $ (155.7)        $   14.8           $3,697.7
                                                         ========      ========      ========         ========           ========


            See Notes to Unaudited Pro Forma Combined Balance Sheet.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) Represents the combined balance sheet of Valtra as of December 31, 2003. Certain accounts have been reclassified to conform to our presentation.
(2) To eliminate receivables and payables outstanding as of December 31, 2003 related to sales and purchases made between AGCO and Valtra.
(3) To eliminate cash and cash equivalents as well as certain interest bearing assets and liabilities that will not be acquired or assumed by AGCO per the terms of the purchase agreement with Kone Corporation.
(4)      To adjust Valtra inventories to their estimated fair value.
(5) To adjust certain property, plant and equipment to estimated fair values based on preliminary valuations and studies performed to date.
(6) To adjust certain identifiable intangible assets to preliminary estimated values based upon independent appraisal valuations performed to date.
(7) To eliminate deferred tax liabilities that will not be transferred to AGCO.
(8)      To reflect the elimination of Valtra's historical stockholders' equity.
(9) To reflect goodwill from the preliminary purchase price allocation of the net assets acquired related to the acquisition as follows (in millions):

                  Purchase price (Euro 600.6 million at Euro 1.2595/US$1.0 as of December 31, 2003)  *  $ 756.4
                  Estimated transaction fees and expenses                                                   8.5
                                                                                                        -------

                       Total purchase price                                                               764.9

                  Actual book value of Valtra net assets as of December 31, 2003                         (505.1)
                  Increase in inventories to estimated fair value                                          (3.7)
                  Decrease in property, plant and equipment to estimated fair value                         7.3
                  Increase in identifiable intangible assets to estimated fair value                       (6.3)
                  Net assets not assumed                                                                   17.6
                  Tax impact on certain acquired intangibles                                               15.7
                                                                                                        -------
                  Estimated fair value of net assets acquired                                            (474.5)
                                                                                                        -------

                  Estimated goodwill                                                                    $ 290.4
                                                                                                        =======


         (*) As of January 5, 2004 the exchange rate was Euro 1.2585/US$1.0 resulting in a purchase price of approximately $755.9 million. The purchase price was Euro 622.0 million on January 5, 2004, which included Euro 21.4 million of cash acquired. The unaudited pro forma balance sheet reflects the net purchase price of Euro 600.6 million, and therefore does not reflect cash acquired. The unaudited pro forma balance sheet also reflects the use of cash on hand of $147.0 million to finance the purchase of Valtra in addition to the issuance of debt (see Note 10).

(10) To reflect the net change in long-term debt associated with the following (in millions):

                  Borrowing under bridge loan financing                                                 $ 100.0
                  Borrowing under new revolving credit facility and term loan facility                    533.2
                  Valtra long-term liabilities not assumed                                                 (0.9)
                  Deferred fees in connection with the acquisition financing                              (15.3)
                                                                                                        -------

                                                                                                        $ 617.0
                                                                                                        =======


(11)     To reflect the following (in millions):


                  Deferred debt issuance fees and expenses in connection with bridge loan
                      financing                                                                         $   1.6
                  Deferred debt issuance fees and expenses in connection with the new revolving
                      credit facility and term loan facility                                               13.7
                                                                                                        -------

                      Deferred fees associated with the acquisition financing                              15.3

                  Write-off of unamortized debt issuance costs associated with the existing
                      revolving credit facility                                                            (0.5)
                                                                                                        -------

                                                                                                        $  14.8
                                                                                                        =======

(12) To reduce retained earnings for the after-tax effect of a $0.5 million writedown of unamortized debt issuance costs associated with the refinancing of the existing revolving credit facility.